News Release

Contact:

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Michael Beaulieu
(609) 750-2827
michael.beaulieu@integralife.com

Integra LifeSciences Reports Second Quarter 2016 Financial Results
Revenue Increased 17.2% to $249.3 million; Organic Revenue Increased 10.7%
Reported EPS of $0.32; Adjusted EPS of $0.79

Plainsboro, New Jersey / July 28, 2016 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the second quarter ending June 30, 2016.
Highlights:

•	Second quarter revenue increased 17.2% over the prior-year quarter to $249.3 million and organic revenue increased 10.7%;

•	GAAP gross margin was 64.1% and adjusted gross margin was 69.2%;

•	GAAP net income increased 6.1% to $12.8 million and adjusted net income increased 21.3% to $30.3 million;

•	Commercial release of Integra(R) Omnigraft(TM) Dermal Regeneration Matrix began;

•	Integra Fin-Lock(TM) Glenoid for the Titan(TM) Modular Shoulder System launched; and

•	Raising 2016 full-year sales guidance range to $992 million to $1.002 billion; Raising organic sales guidance to 9%.
Total revenues for the second quarter were $249.3 million, reflecting an increase of $36.6 million, or 17.2%, over the second quarter of 2015. This reflects strong performance in both business segments; Orthopedics and Tissue Technologies revenue increased 38.2% and Specialty Surgical Solutions revenue increased 7.8%.

Excluding the contribution of revenues from acquisitions, discontinued products and the effect of currency exchange rates, revenues increased 10.7% over the second quarter of 2015.
"Solid performance from our two segments, as well as strength in both U.S. and international sales, contributed to the results for the second quarter," said Peter Arduini, Integra's President and Chief Executive Officer. "We are accelerating growth as we continue to execute on our clinical and commercial strategy with the launch of several new products, including Omnigraft for the treatment of diabetic foot ulcers."
The Company reported GAAP net income of $12.8 million, or $0.32 per diluted share, for the second quarter of 2016 compared to GAAP net income of $12.0 million, or $0.35 per diluted share, for the second quarter of 2015. Results for the second quarter of 2016 include the addition of 3.8 million shares issued in an equity offering in August 2015 and approximately 1.6 million diluted shares associated with the December 2016 convertible notes and warrants.
Adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted net income for the second quarter of 2016 was $30.3 million, or $0.79 per share, compared to adjusted net income of $24.9 million, or $0.75 per share, in the second quarter of 2015.
Adjusted EBITDA for the second quarter of 2016 was $54.6 million, or 21.9% of revenue, compared to $47.7 million, or 22.4% of revenue, in the prior year's second quarter.
Operating cash flow for the second quarter was $38.1 million. Adjusted free cash flow conversion for the trailing twelve months ended June 30, 2016 was 59.8% versus 80.6% in the prior-year trailing twelve-month period.
The Company elected to adopt accounting standard FASB Update No. 2016-09 in the second quarter of 2016. Excluding the benefit of this adoption, the Company's second quarter GAAP earnings per share would have been $0.30, and adjusted earnings per share would have been $0.78. The adoption of this standard allows the Company to recognize increased tax benefits, which were previously recorded in shareholders' equity, through the income statement when employees exercise options or when shares vest. The adoption of this standard is reflected in our results as if it had occurred at the beginning of the year. The early adoption of this accounting standard decreased our tax expense in the second quarter of 2016 and had a GAAP net impact of $0.07 per share on a year-to-date basis. This impact was a $0.03 benefit to adjusted earnings per share on a six-month basis, since we treat the discrete benefit as a rate item in our adjusted tax rate. We expect that the full-year benefit to both our GAAP and adjusted results will be about $0.07 per share, although the GAAP benefit has been recognized during the first six months of the year, and the adjusted benefit will be recognized as a $0.03 benefit in the first half and approximately $0.04 in the second half of 2016. The Company is providing a supplemental schedule on the website to show first quarter results as if the new standard had been adopted. Access to that supplemental information is available at investor.integralife.com.
Outlook for 2016
Based on the second quarter's results, the Company is raising its full-year 2016 revenue guidance to a new range of $992 million to $1.002 billion, up from prior guidance of $985 million to $1.0 billion. The Company is raising its full-year 2016 organic revenue growth to 9% from its previous guidance of approximately 8%. The Company is also raising its full-year GAAP and adjusted earnings per share guidance by $0.04 per diluted share and narrowing our guidance range to a new range of $1.78 - $1.88 and $3.43 - $3.53, respectively. This change reflects the impact from the adoption of the new accounting change, the expected additional share dilution on the 2016 convertible notes and warrants, and a slight outperformance in the second quarter results.
"In the second quarter, we continued to see positive momentum across our product portfolio, which allowed us to continue to make investments in our clinical pipeline and commercial infrastructure," said Glenn Coleman, Integra's Chief Financial Officer. "We continue to expect margin expansion as we move through the back half of the year and are well-positioned to meet our full-year financial and strategic objectives."

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 AM ET today, Thursday, July 28, 2016, to discuss financial results for the second quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.
Access to the live call is available by dialing (800) 723-6575 and using the passcode 9184124. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through August 2, 2016 by dialing (719) 457-0820 and using the passcode 9184124. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for clinicians, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading plastic and regenerative technologies, in specialty surgical solutions and orthopedics and tissue technologies. For more information, please visit www.integralife.com

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflects the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and Adjusted Net Income from continuing operations, GAAP and adjusted earnings from continuing operations per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, acquisition-related charges, impairment charges, noncash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to the Company's ability to execute its operating plan effectively, the Company's ability to obtain or manufacture and ship sufficient quantities of its products to meet its customers' demand; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide reimbursement for the Company's existing, recently launched and planned products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems issues and violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture raw materials and products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions; the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, effectively manage inventory levels and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2015 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, acquired revenues and product discontinuances. Adjusted EBITDA consists of GAAP net income from continuing operations, excluding: (i) depreciation and amortization, (ii) other income (expense), (iii) interest income and expense, (iv) income taxes, (v) and those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income from continuing operations, excluding: (i) global enterprise resource planning ("ERP") implementation charges; (ii) structural optimization charges; (iii) certain employee severance charges; (iv) acquisition-related charges; (v) convertible debt noncash interest; (vi) intangible asset amortization expense; and (vii) income tax impact from adjustments and other items. The measure of adjusted diluted weighted average shares outstanding is calculated by adding the economic benefit of the convertible note hedge transactions relating to Integra's 2016 convertible notes. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by adjusted diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by continuing operating activities from continuing operations less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.
Reconciliations of GAAP revenues to adjusted revenues and GAAP Adjusted Net Income from continuing operations to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the three and six months ended June 30, 2016 and 2015, and the free cash flow and free cash flow conversion for the six months ended June 30, 2016 and 2015 and the twelve months ended June 30, 2016 and 2015, appear in the financial tables in this release.
The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and free cash flow conversion measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2016	2015
Total revenues, net	$249,309	$212,673

Costs and expenses:
Cost of goods sold	89,565	75,251
Research and development	14,679	12,012
Selling, general and administrative	119,217	99,318
Intangible asset amortization	3,471	1,747
Total costs and expenses	226,932	188,328

Operating income	22,377	24,345

Interest income	6	8
Interest expense	(6,588)	(5,485)
Other income (expense), net	(852)	(860)
Income from continuing operations before taxes	14,943	18,008
Income tax expense	2,188	5,988
Income from continuing operations	12,755	12,020
Loss from discontinued operations, (net of tax expense benefit)	$—	$(7,022)
Net income	$12,755	$4,998

Net income per share:
Income from continuing operations	$0.32	$0.35
Loss from discontinued operations	—	(0.21)
Net income per share	$0.32	$0.14

Weighted average common shares outstanding for diluted net income per share	39,355	33,939

Segment revenues and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended June 30,
	2016	2015	Change
Specialty Surgical Solutions	$158,163	$146,709	8%
Orthopedics and Tissue Technologies	91,146	65,964	38%
Total revenue	$249,309	$212,673	17%

Impact of changes in currency exchange rates	$(39)	$—
Less contribution of revenues from acquisitions*	(16,965)	—
Less contribution of revenues from discontinued products	(1,805)	(4,462)	(60)%
Total organic revenues	$230,500	$208,211	10.7%

* Acquisitions include TEI, Salto and Tekmed.

Items included in GAAP net income from continuing operations and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2016

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	OI&E(d)	Tax(e)
Global ERP implementation charges	$5,696	$—	$5,696	$—	$—	$—
Structural optimization charges	1,838	1,008	830	—	—	—
Acquisition-related charges	6,020	4,644	1,376	—	—	—
Certain employee severance charges	617	317	300	—	—	—
Intangible asset amortization expense	10,351	6,880	—	3,471	—	—
Convertible debt noncash interest	2,104	—	—	—	2,104	—
Estimated income tax impact from above adjustments and other items	(9,120)	—	—	—	—	(9,120)
Total Adjustments	$17,506	$12,849	$8,202	$3,471	$2,104	$(9,120)

Depreciation expense	7,663	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

Three months ended June 30, 2015
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	OI&E (d)	Tax (e)
Global ERP implementation charges	$3,610	$—	$3,610	$—	$—	$—
Structural optimization charges	3,641	2,047	1,594	—		—
Acquisition-related charges	3,334	587	2,747	—	—	—
Certain employee severance charges	253	—	253	—	—	—
Intangible asset amortization expense	5,992	4,245	—	1,747	—	—
Convertible debt noncash interest	1,885	—	—	—	1,885	—
Estimated income tax impact from above adjustments and other items	(5,796)	—	—	—	—	(5,796)
Total Adjustments	$12,919	$6,879	$8,204	$1,747	$1,885	$(5,796)

Depreciation expense	6,548	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUNG OPERATIONS TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2016	2015

GAAP net income from continuing operations	$12,755	$12,020
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	18,014	12,541
Other (income) expense, net	852	860
Interest expense, net	6,582	5,477
Income tax expense	2,188	5,988
Global ERP implementation charges	5,696	3,610
Structural optimization charges	1,838	3,641
Acquisition-related charges	6,020	3,334
Certain employee severance charges	617	253

Total of non-GAAP adjustments	41,807	35,704
Adjusted EBITDA	$54,562	$47,724

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME FROM CONTINUING OPERATIONS TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2016	2015

GAAP net income from continuing operations	$12,755	$12,020
Non-GAAP adjustments:
Global ERP implementation charges	5,696	3,610
Structural optimization charges	1,838	3,641
Acquisition-related charges	6,020	3,334
Certain employee severance charges	617	253
Intangible asset amortization expense	10,351	5,992
Convertible debt noncash interest	2,104	1,885
Estimated income tax impact from adjustments and other items	(9,120)	(5,796)

Total of non-GAAP adjustments	17,506	12,919
Adjusted net income	$30,261	$24,939

Adjusted diluted net income per share	$0.79	$0.75
Weighted average common shares outstanding for diluted net income per share	39,355	33,939

Weighted average common shares outstanding adjustment for economic benefit of convertible bond hedge transactions	(1,142)	(477)
Weighted average common shares outstanding for adjusted diluted net income per share	38,213	33,462

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	June 30, 2016	December 31, 2015

Cash and cash equivalents	$86,803	$48,132
Accounts receivable, net	145,571	132,241
Inventories, net	220,442	211,429

Bank line of credit	482,500	496,250
Convertible securities	223,041	218,240

Stockholders' equity	794,787	751,443

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	June 30, 2016	June 30, 2015

Net cash provided by operating activities	$63,109	$59,603
Net cash used in investing activities	(14,773)	(18,744)
Net cash (used in) provided by financing activities	(9,082)	20,590
Effect of exchange rate changes on cash and cash equivalents	(583)	(2,146)

Net increase in cash and cash equivalents	38,671	59,303

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2016	2015
GAAP Net cash provided by continuing operating activities	$38,079	$42,509

Purchases of property and equipment from continuing operations	(8,267)	(9,623)
Free Cash Flow	29,812	32,886

Adjusted net income *	$30,261	$24,939
Adjusted Free Cash Flow Conversion	98.5%	131.9%

	Twelve Months Ending June 30,
	2016	2015
GAAP Net cash provided by continuing operating activities	$108,362	$117,068

Purchases of property and equipment from continuing operations	(37,622)	(34,172)
Free Cash Flow	70,740	82,896

Adjusted net income *	$118,243	$102,894
Adjusted Free Cash Flow Conversion	59.8%	80.6%

* Adjusted net income for quarters ended June 30, 2016 and 2015 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations and the Historical Financial Results: Continuing Operations presentation on our website investor.integralife.com under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

	Recorded Year to Date	Projected Year Ended
(In thousands, except per share amounts)	June 30, 2016	December 31, 2016
		Low	High
GAAP net income	$26,173	$70,533	$74,433
Non-GAAP adjustments:
Global ERP implementation charges	9,020	15,000	15,000
Structural optimization charges	3,547	11,500	11,500
Acquisition-related charges	12,061	18,000	18,000
Certain employee severance charges	1,267	1,267	1,267
Intangible asset amortization expense	20,888	42,000	42,000
Convertible debt non-cash interest	4,168	8,200	8,200
Estimated income tax impact from adjustments and other items	(18,600)	(34,000)	(34,000)

Total of non-GAAP adjustments	32,351	61,967	61,967
Adjusted net income	$58,524	$132,500	$136,400

GAAP diluted net income per share	$0.68	$1.78	$1.88
Non-GAAP adjustments detailed above (per share)	$0.87	$1.65	$1.65
Adjusted diluted net income per share	$1.55	$3.43	$3.53

Weighted average common shares outstanding for diluted net income per share	38,771	39,600	39,600
Weighted average common shares outstanding adjustment for convertible dilution	(898)	(1,000)	(1,000)
Weighted average common shares outstanding for adjusted diluted net income per share	37,873	38,600	38,600

GUIDANCE - SPECIAL CHARGES

Item	YTD Amount	FY Guidance	COGS	SG&A	Amort.	Interest (Inc)Exp	Tax
Global ERP implementation charges	$9,020	$15,000	$—	$15,000	$—	$—	$—
Structural optimization charges	3,547	11,500	6,000	5,500	—
Acquisition-related charges	12,061	18,000	14,000	4,000	—	—	—
Certain employee severance charges	1,267	1,267		1,267	—	—	—
Intangible asset amortization expense	20,888	42,000	28,000	—	14,000	—	—
Convertible debt non-cash interest	4,168	8,200	—	—	—	8,200	—
Estimated income tax impact from adjustments and other items	(18,600)	(34,000)	—	—	—	—	(34,000)
Total	32,351	61,967	48,000	25,767	14,000	8,200	(34,000)

Source: Integra LifeSciences Holdings Corporation